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                                                                  EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Tele-Communications, Inc. of our report dated February 4, 1994, relating to the financial statements of TeleCable Corporation which appears on page 12 of the Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in the registration statement.

                                       Price Waterhouse LLP


Norfolk, Virginia
December 21, 1995